Exhibit 10.18

BLOCKED ACCOUNT CONTROL AGREEMENT

(WITH LOCKBOX SERVICES)

U.S. Bank National Association

US Bank Business Credit
209 S. LaSalle Street, 4th Floor

Chicago, IL 60604

Ladies and Gentlemen:

Please be advised that pursuant to certain agreements between Commerce Energy, Inc., a California corporation (“Company”) and Wachovia Capital Finance Corporation (Western), as agent (“Lender”), Company will cause all checks, drafts and other orders of payments made payable to Company to be mailed to a lockbox (the “Lockbox”) maintained at U.S. Bank National Association (“Depositary Bank”).  All payments mailed to the Lockbox shall be deposited to deposit account number(s) [*] (such account(s), together with all substitutions and replacements therefor, the “Deposit Account”) located at Depositary Bank, and subject to the terms of the Deposit Agreements (defined below).

1. Deposit Agreements.  The terms and conditions of this Agreement are in addition to any deposit account agreements and other related agreements that Company has with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”).  The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect.  All items received at the Lockbox and deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.

2. Security Interest.  Company has granted to Lender a security interest in, among other property, the Lockbox, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”).  Company represents and warrants that there are no perfected liens or encumbrances with respect to the Deposit Account and covenants with Lender that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lender control over, or any other security interest, lien or title in, the Deposit Account.

3. Control.  In order to provide Lender with control over the Deposit Account, Company agrees that Depositary Bank may comply with any and all orders, notices, requests and other instructions originated by Lender directing disposition of the funds in the Deposit Account without any further consent from Company, even if such instructions are contrary to any of Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment.  Company agrees that instructions from Lender may include the giving of stop payment orders for any items presented to the Deposit Account instructions to transfer funds to or for the benefit of Lender or any other person or entity, and instructions to close the Deposit Account.

4. Access to Deposit Account [CHECK ONE BOX ONLY]

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(a) The Deposit Account shall be under the sole dominion and control of Lender.  Neither Company, nor any other person or entity, acting through or under Company, shall have any control over the use of, or any right to withdraw any amount from, the Deposit Account.  Depositary Bank is hereby authorized and instructed to transfer all available funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account to such account and at such times as Lender may direct in writing to Depositary Bank.

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(b) The Deposit Account shall be under the control of Lender; provided, that unless and until Depositary Bank receives Lender’s written notice that Company’s access to the funds in the Deposit Account is terminated.  Depositary Bank shall honor Company’s instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to Company or any other person or entity.

Upon receipt of a written notice from Lender instructing Depositary Bank to terminate Company’s access to funds in the Deposit Account, Depositary Bank shall transfer all available funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account in accordance with Lender’s written instructions.

As for any such written notice sent under this subsection (b) to Depositary Bank, Depositary Bank shall endeavor to promptly transfer to Lender the available funds as referenced above, but Depositary Bank shall not be obligated to do so until it provides written confirmation to Lender that it received Lender’s notice of direction.

5. Subordination by Depositary Bank.  Company and Depositary Bank acknowledge notice of and recognize Lender’s continuing security interest In the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account if Section 4(a) is checked above or upon

[*]= Information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Depositary Bank’s confirmation of receipt of Lender’s notice under Section 4(b).  Notwithstanding the preceding sentence, in the event any fees and expenses (“Fees”) related to the Deposit Account go unpaid or any checks or other items which were deposited or credited to the Deposit Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”), Depositary Bank may charge the Deposit Account or other accounts of Company maintained at Depositary Bank.  If there are insufficient funds in the Deposit Account or any of Company’s other accounts to cover the Fees and Returned Items, Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall.  If Company fails to pay the amount demanded by Depositary Bank, Lender agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned Items to the extent Lender received payment in respect thereof pursuant to section 4

6. Indemnity.  Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively “Depositary Bank”) harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, “Claims”), arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank’s gross negligence or willful misconduct.  Without regard to Company’s indemnification obligations to Depositary Bank, Lender agrees to:  (I) reimburse Depositary Bank for any Returned Items (the proceeds of which were received by Lender) and (II) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank’s compliance with Lender’s instruction.  Lender’s obligations to Depositary Bank hereunder shall in no way operate to release Company from its obligations to Lender and shall not impair any rights or remedies of Lender to collect any such amounts from Company.  IN NO EVENT WILL DEPOSITARY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Depositary’s Bank’s Responsibility.  The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto.  Depositary Bank shall be protected in relying on any form of instruction or other notice purporting to be from Lender which Depositary Bonk, in good faith, believes to be genuine and what it purports to be.  Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction or notice even if Company notifies Depositary Bank that Lender is not legally entitled to originate any such instruction or notice.  The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law.

8. Termination.  This Agreement shall not be terminable by Company so long as any obligations of Company to Lender are outstanding and unpaid.  This Agreement may be terminated by Depositary Bank upon thirty (30) days prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement immediately in the event Lender fails to make payments to Depositary Bank in accordance with section 5 above.  This Agreement may be terminated by Lender in a writing sent to Depositary Bank in which Lender releases Depositary Bank from any further obligation to comply with instructions originated by Lender with respect to the Deposit Account.  Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shell be transferred in accordance with the provisions of section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder.  Termination shall not affect the rights end obligations of any party hereto with respect to any period prior to such termination.

9. Legal Promise and Insolvency.  In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.  The parties agree that Minnesota is the “bank’s jurisdiction” for purposes of the Uniform Commercial Code.

11. Notices.  Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by United States Mail or courier or by facsimile, and shall be deemed given when delivered in parson or received by facsimile or upon deposit in the United States Mail or with such courier at the address specified below.  Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 11.

Company:	Commerce Energy, Inc. 600 Anton Blvd., Suite 2000 Costa Mesa, CA 92626 Attn: Chief Financial Officer Facsimile: 714-481-6567 Telephone: 714-259-2500

Lender:	Wachovia Capital Finance Corporation (Western) 251 South Lake Avenue, Suite 900 Pasadena, CA 91101 Attn: Portfolio Manager Facsimile: 626-304-4989 Telephone: 626-304-4900

Depositary Bank:	U.S. Bank National Association U.S. Bank Business Credit 209 S. LaSalle Street, 4th Floor Chicago, IL 60604 Attn: Jeffrey A. Kessler Facsimile: 312-325-8997 Telephone: 312-325-8754

12. Miscellaneous.  This Agreement shall bind and benefit the parties and their respective successors and assigns.  This Agreement may be amended only with the prior written consent of all parties hereto.  None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing.  No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege.  The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have.

13. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument

14. Jury Trial Waiver.  COMPANY, LENDER AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.

Dated as of:  April 15, 2008
Very truly yours,

Commerce Energy, Inc.

COMPANY

By: /s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer (Interim)

LENDER

Wachovia Capital Finance Corporation (Western), as agent

By: /s/ Carlos Valles
Name: Carlos Valles
Title: Director

ACCEPTED:                                                                U.S. BANK NATIONAL ASSOCIATION
DEPOSITARY BANK

By: /s/ Jeffrey A. Kessler
Name: Jeffrey A. Kessler
Title: Vice President

LEGAL_US_W # 59144636.1                                                                  - -